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                                                                    Exhibit 4.11



                            FIRST AMENDMENT AGREEMENT


          This First Amendment Agreement is effective as of the 6th day of September, 2002, by and among Waxman Industries, Inc., a corporation organized under the laws of the State of Delaware, Waxman Consumer Products Group Inc., a corporation organized under the laws of the State of Delaware, Waxman USA Inc., a corporation organized under the laws of the State of Delaware, and WAMI Sales, Inc., a corporation organized under the laws of the State of Delaware (each a "Borrower" and collectively, "Borrowers"), the financial institutions which are now or which hereafter become a party hereto (each a "Lender" and collectively, the "Lenders") and PNC BANK, NATIONAL ASSOCIATION ("PNC"), as agent for the Lenders (PNC, in such capacity, the "Agent").

          WHEREAS, Borrowers, Agent and the Lenders are parties to a certain Revolving Credit, Term Loan and Security Agreement dated as of February 13, 2002 (the "Credit Agreement");

         WHEREAS, Borrowers, Agent and the Lenders desire to amend the Credit Agreement as set forth herein; and

          WHEREAS, each term used herein shall be defined in accordance with the Credit Agreement.

          NOW, THEREFORE, in consideration of the premises and of the mutual covenants herein contained and for other valuable consideration, Borrowers, Agent and the Lenders hereby agree as follows:


         1. Section 7.6 of the Credit Agreement is hereby deleted in its entirety and is hereby replaced with the following:

             "CAPITAL EXPENDITURES. Contract for, purchase or make any expenditure or commitments for fixed or capital assets (including capitalized leases) in (i) the fiscal year ending June 30, 2002, in an aggregate amount for all Borrowers in excess of $ 1,700,000 and, no more than $800,000 may be expended with respect to Foreign Subsidiaries; (ii) the fiscal year ending June 30, 2003, in an aggregate amount for all Borrowers in excess of $1,700,000 and, no more than $1,050,000 may be expended with respect to Foreign Subsidiaries;
(iii) the fiscal year ending June 30, 2004, in an aggregate amount for all Borrowers in excess of $ 1,800,000 and, no more than $1,150,000 may be expended with respect to Foreign Subsidiaries; and (iv) the fiscal year ending June 30, 2005, in an aggregate amount for all Borrowers in excess of $1,850,000 and, no more than $1,l50,000 may be expended with respect to Foreign Subsidiaries. Any insurance proceeds used by Borrowers to repair, replace or restore insured property shall be in addition to the amounts set forth herein."


         2. Section 7.5(b) of the Credit Agreement is hereby deleted in its entirety and is hereby replaced with the following:

             "(b) loans to the individuals and entities set forth on SCHEDULE 7.5, which shall not exceed the aggregate amount of $700,000 at any time; provided, however, that (i) such amount






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shall be reduced by any reduction in the amount of the Handl-it Inc. note, whether by collection or write-off, and (ii) excluding any loans to Handl-it Inc., the loans to the individuals and entities set forth on SCHEDULE 7.5 shall not exceed the aggregate amount of $500,000 at any time, and"

         3. SCHEDULE 7.5 of the Credit Agreement is hereby deleted in its entirety and is hereby replaced with the following:


                         -------------------------------------------------------
                         DESCRIPTION                           AMOUNT
                         -------------------------------------------------------
                         Armond Waxman --

                         Receivable                            $60,000
                         -------------------------------------------------------
                         Armond Waxman --

                         Receivable                            $75,000
                         -------------------------------------------------------
                         Melvin Waxman                         $60,000
                         -------------------------------------------------------
                         Larry Waxman - Receivable             $28,925
                         -------------------------------------------------------
                         Leonardo Polonsky                     $34,982
                         -------------------------------------------------------
                         Waxman Development                    $84,384
                         -------------------------------------------------------
                         Aurora Investments                    $70,629
                         -------------------------------------------------------
                         Handl-it Inc.                         $259,299
                         -------------------------------------------------------


         4. Concurrently with the execution of this First Amendment Agreement, Borrowers shall:

                  (a) cause the Guarantor to consent and agree to and acknowledge the terms of this First Amendment Agreement;

                  (b) deliver such other documents as may be reasonably required by Agent in connection with this First Amendment Agreement; and

                  (c) pay all legal fees and expenses of Agent in connection with this First Amendment Agreement.

         5. Borrowers hereby represent and warrant to Agent and the Lenders that
(a) each Borrower has the legal power and authority to execute and deliver this First Amendment Agreement; (b) the officers executing this First Amendment Agreement have been duly authorized to execute and deliver the same and bind such Borrower with respect to the provisions hereof; (c) the execution and delivery hereof by Borrowers and the performance and observance by Borrowers of the provisions hereof do not violate or conflict with the organizational agreements of any Borrower or any law applicable to any Borrower or result in a breach of any provision of or constitute a default under any other agreement, instrument or document binding upon or enforceable against any Borrower; (d) no Default or Event of Default exists under the Credit Agreement, nor will any occur immediately after the execution and delivery of this First Amendment Agreement or by the performance or observance of any provision hereof; (e) no Borrower nor any Guarantor is aware of any claim or offset against, or defense or counterclaim to, any of Borrowers' or the Guarantor's Obligations under the Credit Agreement or any Other


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Documents; and (f) this First Amendment Agreement constitutes the valid and binding obligations of each Borrower in every respect, enforceable in accordance with its terms.

          6. Each reference that is made in the Credit Agreement or any other writing to the Credit Agreement shall hereafter be construed as a reference to the Credit Agreement as amended hereby. Except as herein otherwise specifically provided, all provisions of the Credit Agreement shall remain in full force and effect and be unaffected hereby. This First Amendment Agreement shall be included in the definifion of "Other Documents" as defined in the Credit Agreement.

          7. Each Borrower and the Guarantor, by signing below, hereby waives and releases Agent and each of the Lenders and their respective directors, officers, employees, attorneys, affiliates and subsidiaries from any and all claims, offsets, defenses and counterclaims of which any Borrower and the Guarantor is aware; such waiver and release being with full knowledge and understanding of the circumstances and effect thereof and after having consulted legal counsel with respect thereto.

         8. This First Amendment Agreement may be executed in any number of counterparts and by facsimile signature, each of which when so executed and delivered shall be deemed to be an original and all of which taken together shall constitute but one and the same agreement.

         9. The rights and obligations of all parties hereto shall be governed by the laws of the State of Ohio, without regard to principles of conflicts of laws.

                 [Remainder of Page Intentionally Left Blank]















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         EACH PARTY TO THIS AGREEMENT HEREBY EXPRESSLY WAIVES ANY RIGHT TO
TRIAL BY JURY OF ANY CLAIM, DEMAND, ACTION OR CAUSE OF ACTION (A) ARISING UNDER THIS FIRST AMENDMENT AGREEMENT OR ANY OTHER INSTRUMENT, DOCUMENT OR AGREEMENT EXECUTED OR DELIVERED IN CONNECTION HEREWITH, OR (B) IN ANY WAY CONNECTED WITH OR RELATED OR INCIDENTAL TO THE DEALINGS OF THE PARTIES HERETO OR ANY OF THEM WITH RESPECT TO THIS FIRST AMENDMENT AGREEMENT OR ANY OTHER INSTRUMENT, DOCUMENT OR AGREEMENT EXECUTED OR DELIVERED IN CONNECTION HEREWITH, OR THE TRANSACTIONS RELATED HERETO OR THERETO IN EACH CASE WHETHER NOW EXISTING OR HEREAFTER ARISING, AND WHETHER SOUNDING IN CONTRACT OR TORT OR OTHERWISE AND EACH PARTY HEREBY CONSENTS THAT ANY SUCH CLAIM, DEMAND, ACTION OR CAUSE OF ACTION SHALL BE DECIDED BY COURT TRIAL WITHOUT A JURY, AND THAT ANY PARTY TO THIS FIRST AMENDMENT AGREEMENT MAY FILE AN ORIGINAL COUNTERPART OR A COPY OF THIS SECTION WITH ANY COURT AS WRITTEN EVIDENCE OF THE CONSENTS OF THE PARTIES HERETO TO THE WAIVER OF THEIR RIGHT TO TRIAL BY JURY.

         Each of the parties has signed this Agreement as of the day and year first above written.


                                 WAXMAN INDUSTRIES, INC.

                                 By:   /s/ Mark Wester
                                    -----------------------------------------
                                 Name:  Mark Wester
                                 Title: Senior Vice President and Chief
                                 Financial Officer


                                 WAXMAN CONSUMER PRODUCTS GROUP INC.

                                 By:   /s/ Mark Wester
                                    -----------------------------------------
                                 Name:  Mark Wester
                                 Title: Treasurer and Assistant Secretary


                                 WAMI SALES, INC.

                                 By:   /s/ Mark Wester
                                    -----------------------------------------
                                 Name:   Mark Wester
                                 Title:  Treasurer and Secretary


                                 WAXMAN USA INC.

                                 By:  /s/ Mark Wester
                                    -----------------------------------------
                                 Name:   Mark Wester
                                 Title: Vice President -- Finance and Assistant Secretary



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                                        PNC BANK, NATIONAL ASSOCIATION, as
                                        Lender and as Agent

                                        By:  /s/ Eric Huff
                                           -------------------------------------
                                        Name:  Eric Huff
                                        Title: Assistant Vice President













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                            GUARANTOR ACKNOWLEDGMENT
                            ------------------------

          The undersigned consents and agrees to and acknowledges the terms of the foregoing First Amendment Agreement. The undersigned further agrees that its obligations under the Guaranty Agreement, dated February 13, 2002, by the Guarantor and the Security Agreement, dated February 13, 2002, between
Guarantor and PNC as agent for the Lenders shall remain in full force and effect and be unaffected hereby.



                                            TWI, INTERNATIONAL, INC.

                                            By:   /s/ Mark Wester
                                               ---------------------------------
                                            Name:   Mark Wester
                                            Title:  Treasurer and Secretary